UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 29, 2007

ALLMARINE CONSULTANTS CORPORATION
(Exact name of registrant as specified in charter)

Nevada	333-130492	35-2255990
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Berkshire Boulevard, Bethel, CT 06801
(Address of principal executive offices)

(203) 730-1791
(Registrant’s Telephone Number, including Area Code)

8601 RR 2222 Bldg 1 Suite 210 Austin, Texas 78730
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K (the “Current Report”) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”) and the Private Securities Litigation Reform Act of 1995.  Forward-looking statements reflect the current view about future events and financial performance based on certain assumptions.  They include opinions, forecasts, projections, guidance, expectations, beliefs or other statements that are not statements of historical fact.  In some cases, forward-looking statements can be identified by words such as “may”, “can”, “will”, “should”, “could”, “expects”, “hopes”, “believes”, “plans”, “anticipates”, “estimates”, “predicts”, “projects”, “potential”, “intends”, “approximates” or the negative or other variation of such terms and other comparable expressions.

Forward-looking statements in this Current Report may include, but not be limited to, statements about:

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future financial and operating results, including projections of revenues, income, expenditures, cash balances and other financial items;

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capital requirements and the need for additional financing;

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our ability to develop commercially viable products;

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our intellectual property rights and the intellectual property rights of others, including actual or potential competitors;

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the performance of any of our future products and their potential to generate revenues;

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our beliefs and opinions about potential markets for any of our future products;

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development of new products;

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growth, expansion and acquisition strategies;

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the ability to enter into acceptable relationships with one or more contract manufacturers or other service providers on which the Company may depend and the ability of such contract manufacturers or other service providers to manufacture biologics or provide services of an acceptable quality on a cost-effective basis;

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current and future economic and political conditions;

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overall industry and market performance;

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competition;

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management’s goals and plans for future operations; and

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other assumptions described in this Current Report underlying or relating to any forward-looking statements.

The forward-looking statements in this Current Report are only predictions.  Actual results could and likely will differ materially from these forward-looking statements for many reasons, including the risks described under “Risk Factors” and elsewhere in this Current Report.  No guarantee about future results, performance or achievements can be made.  These forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.  The safe harbors for forward-looking statements provided by the Private Securities Litigation Reform Act are unavailable to issuers of “penny stock”.  Our shares may be considered a penny stock and, as a result, the safe harbors may not be available to us.

EXPLANATORY NOTE

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to "we," "us" and the "Company" are to Allmarine Consultants Corporation, a Nevada corporation, together with its wholly-owned subsidiary, BAXL Technologies, Inc., a Delaware corporation. Specific discussions or comments relating only to Allmarine Consultants Corporation will reference “Allmarine,” those relating only to BAXL Technologies, Inc. will reference “BAXL.”

Item 1.01 Entry into a Material Definitive Agreement.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K.

Item 1.02 Termination of a Material Definitive Agreement.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K, under the heading “Certain Relationships and Related Transactions.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 29, 2007, Allmarine Consultants Corporation (“Allmarine”) completed the acquisition of BAXL Technologies, Inc. (“BAXL”) in a merger (the “Merger”) pursuant to an Agreement and Plan of Merger dated as of May 25, 2007 (the “Merger Agreement”), by and among Allmarine, BAXL, and Allmarine Acquisition Corporation (“AAC”), Allmarine’s wholly-owned subsidiary.  AAC was incorporated in Delaware for the purpose of effectuating the Merger.  Effective at the closing of the Merger (i) AAC merged with and into BAXL with BAXL as the surviving corporation, (ii) BAXL became a wholly-owned subsidiary of Allmarine and (iii) Allmarine ceased its prior business and going forward its sole business consisted of BAXL’s business.

Pursuant to the Merger Agreement, each share of BAXL capital stock was converted into approximately .0092134 shares  of Allmarine common stock, $.001 par value per share (the “Common Stock”) (for an aggregate of 2,274,444 shares of Common Stock), and $3.5 million of outstanding BAXL notes converted to 5,307,037 shares of Common Stock and in connection with the conversion, we agreed to issue to such note holders five year warrants to purchase up to 796,056 shares of our common stock having an exercise price of $1.88 per share.  In addition, outstanding options and warrants exercisable to purchase BAXL common stock became exercisable to purchase Common Stock.  The shares of Common Stock issued in the Merger were issued pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) provided under Section 4(2) of the Act and Rule 506 promulgated thereunder.

Concurrent with the closing of the Merger, Allmarine sold 5,649,669 shares of its Common Stock in a private placement to accredited investors at a price of $1.50 per share for aggregate gross proceeds of $8,474,504 (the “Offering”).  The shares of Common Stock sold in the Offering were issued pursuant to the exemption from registration provided under Section 4(2) and Rule 506 promulgated thereunder.

In connection with the Offering, Allmarine paid (i) fees of $995,045 and (ii) issued warrants (the “Agent Warrants”) to purchase up 1,106,623 shares of Common Stock to selling agents.  The Agent Warrants are exercisable for a five year period at a price per share equal to $1.88 per share.

In connection with the Merger, Michael Chavez and Arthur Stone each resigned from our Board of Directors and from all offices they held with us and Gus Bottazzi and Edward H. Arnold were appointed to our board of directors.  In addition, Gus Bottazzi was appointed President and Chief Executive Officer, Mary Brandon was appointed our Chief Operating Officer, David Van Rossum was appointed our Chief Financial Officer, Les Yoho was appointed our Vice President of Engineering, Eric Vold was appointed our Vice President of Global Sales and James Toman was appointed our Secretary.  As a result of the foregoing, our Board of Directors now consists of the above two persons.  For certain biographical and other information regarding newly appointed officers and directors, see the disclosure under “Directors and Executive Officers” in this Report.

FORM 10-SB DISCLOSURE

Item 2.01(f) of Form 8-K provides that if a registrant reporting a transaction under Item 2.01 was a “shell company” (as such term is defined in Rule 12b-2 under the Exchange Act), prior to such transaction, the registrant must disclose the information that would be required if it were filing a general form for securities registration on Form 10-SB.   Although Allmarine has not previously reported that it was a “shell company”, we are providing the disclosures in this Current Report on Form 8-K that would have been required had Allmarine been a “shell company.” Please note that the information provided below relates to the combined company after the Merger.  Since Allmarine’s operations after the Merger will consist solely of BAXL’s operations, the following discussion of our business and operations will refer to BAXL’s business and operations.

BUSINESS

Overview

BAXL, formerly known as Merlot Communications, Inc., was founded in 1997 and manufactures and markets products incorporating proprietary and, what BAXL believes to be, innovative technology that enables the delivery of wired and wireless broadband applications including Internet access, Video on Demand, VoIP and Video Surveillance over existing telephone wiring.  BAXL believes that the following characteristics of its technologies and products provide it with a competitive advantage in the market and distinguish them from its competitors:

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BAXL’s technology is designed to work over most types of in-building wiring, with continuous fixed bandwidth and remote power and it is not aware of any other products currently on the market which provide the same capabilities.  BAXL believes its solution is elegant and aesthetically pleasing, easy to install and use and yet powerful enough to fully utilize all the benefits of present day and future broadband applications;

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BAXL’s Solution enables carriers and application service providers an alternate option to offer broadband services such as High Speed Internet Access (10Mbps), Video on Demand, Voice over IP and Video Surveillance creating opportunities in new markets. BAXL believes it has the only solution that supports all applications concurrently; and

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BAXL’s reliable and cost effective solution offers property owners the ability to deliver a wide range of broadband services to their clients and guests with minimal disruption.

BAXL believes its technology is unique in the industry which allows it to differentiate itself from its competitors by providing customers with a ‘one stop shop’ for broadband state-of-the-art products and services.

BAXL has formed, and is actively involved in, several alliances to implement its expansion plans, broaden its operations and maximize its sales. BAXL distributes products through carriers and partners like British Telecom to service Multiple Tenant Units (MTUs) and Multiple Dwelling Units (MDUs), healthcare, education and government markets. BAXL believes these types of properties tend to recognize the benefits of this solution, as many customers can be reached with a relatively smaller infrastructure investment.

Technology

BAXL’s Merlot Solution™ includes a transceiver that is specifically designed for in-building wiring, where there are no set standards for wire topologies and cable bundling.

BAXL uses:

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Simple digital transmission techniques that deliver continuous fixed bandwidth.

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A low-level signal driver that greatly reduces cross talk problems with non-Telco-standard wiring.

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A simple digital receiver that makes it relatively immune to adjacent noise.

As compared to Digital Subscriber Line (DSL) Technology

DSL transceivers are designed for the local loop between the central office and the customer premises where there are set standards for wire topologies and cable bundling.

DSL uses:

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Complex modulation techniques with little control on fixed bandwidth.

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High level signal drivers that create cross talk on non-standard topologies or bundles found in building environments.

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Complex and sensitive analog receivers that are susceptible to the noise commonly found in building environments.

Products

BAXL products and technologies enable the delivery of broadband applications including voice, video and data, over existing telephone wiring.  BAXL's products are based upon proprietary technology, called the “Merlot Solution™.”  The Merlot Solution enables customers to deliver High Speed Internet Access, Video on Demand, Voice over IP and Video Surveillance over conventional telephone lines without the use of modems or power outlets.  BAXL believes that the Merlot Solution is even effective under the worst wiring conditions.

BAXL believes its customers like the ease of use of BAXL products. All that is required to install and use BAXL products in a building are; the building’s existing telephone wiring, a few BAXL components in the building’s communications room and a telephone jack. The existing telephone jack is removed, BAXL’s LapJack is installed in its place and users can just plug in to the jack and be instantly connected to the Internet, as well as use the product for other broadband applications.  The illustration below shows how each room or apartment can use BAXL products:

BAXL’s In Building Voice, Video and Data Solution

Hotel Rooms / Apartments / Office Suites

The Merlot Solution utilizes existing wiring to deliver applications including **HSIA, VoIP, VoD and IP Video Surveillance** for a comprehensive and user-friendly broadband experience.

The LapJack with PoE remotely powers devices that enable voice, video and data. It also has the ability to digitize analog voice signals so there is no need to purchase digital phones with VoIP applications.

The Merlot Solution provides 10Mbps of continuous fixed bandwidth.

Satellite
IP Video Surveillance
HSIA
VoD
VoIP
Wireless
High Speed Internet Access
Voice over IP Analog & Digital phones
Uses existing copper telephone wiring with no rewiring needed.
Voice
Internet
Telco Connectivity
Merlot LapJack
VoD Server
Public Network Router/Firewall
PBX
Merlot Chassis with IP Gateway

The Merlot Solution products include:

Merlot Solution - Chassis

The Chassis has a 96-192 unit capacity and combined with the LapJack in-room device, and Universal Services Gateway, forms a complete broadband solution with applications including High Speed Internet Access, VoIP, Video on Demand, IP Video Security & Surveillance.

Merlot Solution - Mini Chassis

The Mini Chassis has a 24-36 unit capacity and is best suited for small or partial installations or distributed areas such as resorts and campus type environments, while still keeping the cost of ownership similar to larger deployments.

Merlot Solution – Multi-Media LapJack

BAXL believes the LapJack is the only device on the market today that combines continuous fixed speed (10Mbps), remote power and digitizes analog voice signals over existing single pair telephone wiring.

LapJack Key Features include:

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Standard Ethernet connections

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Runs over single pair voice grade wiring up to 1,000 feet

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Continuous fixed speed of 10Mbps

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Remotely powered

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Wall or surface mount

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Two isolated, auto-sensing Ethernet ports

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Internet port for HSIA

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Aux/Data port for Video

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Cable crossover detection and correction

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Two phone ports

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Multi-Media LapJack 1 - voice coder-decoder for single pair applications

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Multi-Media LapJack 2 - voice pass through for multi pair applications

Merlot Wireless Solution

BAXL and Colubris Networks have co-developed an integrated wired and wireless broadband solution. This solution delivers a rich set of network services to 802.11a/b/g devices, providing what BAXL believes is a convenient method for offering users the highest degree of flexibility and configurability while also offering unprecedented ease of deployment and management.

The Wireless Solution combines the simplicity of a plug and play unit, the security of 128-bit encryption and the ease of a software-free installation to quickly connect users to a network. BAXL believes the Wireless Solution delivers seamless mobility, strong security, minimal operating costs, and offers users the convenience of an unwired connection experience and the peace of mind that their data is safe over the airwaves.

The Wireless Solution supports up to 16 individual independent Virtual Service Communities (VSCs). It also has comprehensive support for Voice over Wireless Local Area Network (VoWLAN), roaming and configurable access points or Dynamic Wireless Distributing Systems (WDS) operating modes.

Merlot Solution - Video on Demand

BAXL believes that its technology integrated with a 3rd party Video on Demand Solution offers a mutually beneficial relationship between a property and its users or residents. Users can perform e-commerce transactions, receive TV-based messages regarding calls or visitors, send and receive e-mail and attachments, as well as print documents to a common business center. All of the transactions occur through a graphical user interface (GUI) on their TV.

The GUI allows users to be up-to-date on all of the current events at the property. As an example for hospitality applications, users can charge Internet services, order food, and movies right from the TV achieving a leap forward form a passive TV entertainment system.

The Video on Demand solution’s GUI allows the property to add its branding and photos to the on-screen information so that the look and information become an integral part of the property services. The scalability of this solution allows the property to add and remove features as the need arises, giving the property, BAXL believes, the flexibility to minimize the total cost of ownership for now and the future.

Merlot Solution - Category 5 (CAT5)

BAXL believes its CAT5 solution utilizing 3rd party switches is powerful and cost effective. It leverages highly reliable hardware with extensive feature sets to support a full suite of broadband data applications. The Category 5 solution supports all IEEE 802.3-compliant devices such as personal computers, routers, and wireless access points, typically deployed in apartments, meeting rooms, conference areas, guest rooms, etc.

The CAT5 Solution provides port-to-port isolation using Virtual Local Area Networks (VLANS) to create a secure environment from all other users. Data Packets receive from any non-trusted source are dropped, creating a secure environment and eliminating extraneous traffic on the system. This solution consists of 3rd party switches, which support 24/48 port IEEE 802.3-compliant Ethernet devices up to 100 meters (328 feet) over CAT5 cabling. Power over Ethernet (PoE) 802.3af compliant models are also available for wireless distribution, Voice over IP (VoIP) and Video on Demand (VoD) applications.

Research and Development

During the 2 year period before the Merger, due to lack of capital, BAXL was not able to sufficiently fund research and development. BAXL intends to use a portion of the net proceeds of the Offering (assuming sufficient funds remain available for such purpose) to engage in research and development to advance its products to achieve multiple broadband applications.

Potential Future Products/Features

BAXL currently contemplates using the net proceeds from the Offering to improve its current product offerings and to develop new products to meet the needs of the marketplace.  Below is a description of the some of the new products that BAXL will be attempting to develop.  No assurance can be given as to when, if ever, such products will be developed or, if developed, whether such products will be available to the market.  In addition, no assurances can be given that if such products are developed and introduced to the market, that such products will generate any sales or revenue.

1. WIFI-Embedded LapJack

BAXL has developed and intends to produce what it believes will be an innovative approach to offering wired and wireless broadband delivery by integrating its wired LapJack with a 3rd party wireless access point. BAXL believes that this integration could improve reliability, security and product aesthetics while reducing the overall cost of deploying a wired solution with a separate wireless overlay.  BAXL contemplates that this potential new member of the Merlot Solution family of LapJacks would support both wired and wireless services, while maintaining support for HSIA, VOIP and VOD applications.

Application/Opportunity:

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Creates a cost-effective, single-vendor, combined wired and wireless solution for properties requiring both access types.

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Opportunity to “own the customer”, simplify installations, undercut pricing of stand-alone WiFi competitors, expand addressable market, and organically enhance margins.

2. Power-Over-Ethernet (PoE) LapJack

BAXL intends to apply a portion of the net proceeds of the Offering to the process of combining its LapJack solution with industry standard Power over Ethernet (PoE). PoE technology allows any system to transmit electrical power, along with data, to remote devices over standard twisted-pair cable in an Ethernet network. PoE technology is useful for powering digital telephones, wireless access points, video surveillance, etc., where it would be inconvenient or infeasible to supply power separately. BAXL’s PoE LapJack’s anticipated wattage and distance is 7 – 9 watts at 1000 feet and 15.4 watts at 750 feet.

Application/Opportunity:

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Creates a cost-effective solution for properties seeking to deploy PoE-driven peripherals.

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Opportunity to enhance BAXL’s differentiation with DSL, WiFi and WiMax, undercut potential competitive advantage of Broadband-over-Power Line (“BPL”), and maintain advantage over CAT 5E retrofit in PoE-required installations.

3. High Speed LapJack Solution

In an effort to create a cost-effective solution for advanced IP-based peripherals and applications. BAXL is developing a LapJack with speeds in excess of 50 Megabits per second that also maintains remote power capabilities, as well as its fixed bandwidth configurations.

BAXL may continue to used its technology to increase the bandwidth speed, as well as review new and future DSL technology. BAXL currently intends to have this solution available in all LapJack versions.

Application/Opportunity

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Creates a cost-effective solution for advanced IP-based peripherals and applications

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Opportunity to further establish bandwidth as a positive differentiator to DSL and 802.11b WiFi

4. Ethernet Switch (ES-24) Card Upgrade

BAXL believes that one of the benefits of using its technology is the ability to provide broadband application over any type of older sub-Category 5 wiring. However, in many properties there are multiple types of wiring. This may occur if a new building or wing is added to an older property.  BAXL is working on developing an Ethernet switch card that will allow for broadband applications over newer Category 5 or 6e wiring environments as well as older sub-Category 5 wiring in order to provide properties with both types of wiring with a single vendor solution.

Application/Opportunity

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Creates a cost-effective, single vendor solution for both in-building distribution infrastructure and Internet access router/switch platform.

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Reduces price points and costs (versus 3rd party switch), and increases revenue opportunities and improves margins.

Sales, Marketing, Distribution

BAXL markets and distributes its products directly through its own in house sales force (which currently consists of 7 full time persons) and through resellers and distributors. Since its inception, BAXL has directly sold and serviced its proprietary solution to properties worldwide. Through such direct selling and servicing, BAXL has realized the benefit of receiving primary feedback and first hand knowledge of end user acceptance for feature functionality and price performance. BAXL has attempted to use this knowledge to provide the basis for its various reseller and distributor arrangements.

During approximately the past 4 years, BAXL has installed its products in over 180 properties and 30,000 rooms in the hospitality marketplace. BAXL believes that direct and consistent client feedback from customers operating hotels, including customers operating hotels in such chains as Marriott, Hilton and Radisson, has helped, BAXL to hone both its product development efforts and marketing message.

BAXL has used its experience in the hospitality sector to attempt to position itself within the broader marketplace of supplying technical solutions for global service providers, OEMs, system integrators and carriers. In 2006, BAXL worked to develop relationships with the following:

1. British Telecom (BT)

BT is presently marketing and selling BAXL technology into their hospitality, local business enterprise and convergent technology divisions.

2. Siemens

Siemens has selected BAXL’s Merlot Solution for broadband applications in the Accor Hotel Group in Germany. BAXL believes that the scope of this relationship could potentially encompass up to 440 properties and 50,000 rooms.

3. Nortel Networks

Nortel Networks’ hospitality division has added BAXL Technologies to their Open Developer Program as a means to offer BAXL products as an upgrade path to their legacy PBX customers. By virtue of the added flexibility of the Merlot Solution, BAXL believes that Nortel can also sell secondary and tertiary applications across BAXL’s broadband backbone.

4. RCI Resorts

BAXL has been selected to supply High Speed Internet Access across 1,100 RCI resorts in Europe. RCI has further requested that BAXL supply Wireless overlays and at certain properties Video on Demand in concert with its high speed solution.

In addition to supporting the above global strategic initiatives , BAXL’s business strategy is to engage local resellers and system integrators in Mexico, as well as Central and Eastern Europe where the age of the inside wiring and building architecture best meets BAXL’s building profile.

Competition

The market for products such those developed by BAXL is highly competitive and we face competition from a number of companies, most of which have substantially greater brand name recognition and financial, research and development, production and other resources than we do.  BAXL believes its competition falls into two categories:

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Low-Tech competition such as rewiring an entire building with an alternative medium of Category 5, Category 6E or coaxial cable.

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High-Tech competition such as various flavors of Digital Subscriber Lines (DSL); including Asymmetric Digital Subscriber Line (ADSL); Symmetric Digital Subscriber Line (SDSL); High-data-rate DSL (HDSL) and Very high DSL (VDSL), as well as cable modems and wireless.

Based upon BAXL’s past experience marketing its products, BAXL believes that customers view the low-tech option as highly unappealing. The potential costs, inconvenience and disruption resulting from having to re-wire a property create a competitive disadvantage for BAXL’s low-tech competition.

BAXL’s primary high-tech competition is DSL. Given that the telecommunications industry has standardized on this technology, it is typically viewed as the option of first choice to resolve broadband challenges.

BAXL believes that its products offer the following advantages to DSL:

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Product development specifically focused on inside wiring;

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High tolerance to wiring noise;

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Power over Ethernet, providing electrical power for peripheral devices such as wireless access points, set top boxes, etc.;

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The ability to digitize analog voice signals at the jack level; and

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Continuous fixed bandwidth speeds of 10Mbps

Although BAXL believes that its products offer advantages over competing technologies, BAXL is competing with companies that are larger, better funded and with greater market share that BAXL.  There can be no assurance that BAXL will be able to compete successfully against its competitors, or that it will be able to obtain any meaningful market share.

Customers

Historically, BAXL has marketed and distributed its Merlot Solution ™ into the hospitality marketplace. Through a combination of both direct sales as well as through strategic partnerships, BAXL presently has successfully installed and serviced in excess of 180 customers with over 30,000 rooms globally. BAXL markets its products to hotel owners and operators.  Some of BAXL’s customers own hotels within some of the more notable hotel chains including:

- Marriott

-  Ritz Carlton

-  Best Western

- Marriott Vacation Clubs

-  Ramada

-  Westin

- Hilton

-  Radisson

-  Sheraton

Historically, BAXL has focused its marketing efforts on the hospitality sector, and has found that the hospitality marketplace has been very receptive to Merlot Solution ™.  However, BAXL believes the potential market for its products and technology are not limited to the hospitality market.  BAXL believes the key elements to properties benefiting from using BAXL technology isn’t a specific market but the actual building profile, wiring type and broadband application requirements. More specifically, BAXL believes the profile for using BAXL’s Merlot Solution includes properties or buildings with any or all of the following criteria:

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A need to offer multiple broadband applications such as High Speed Internet Access, Voice over IP, Video on Demand, Video Surveillance, SmartRoom solutions, to business clients, guests, or tenants

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Buildings that are 8+ years old

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Multiple units/apartments/rooms (24+ units)

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Any condition of existing wiring

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No budget for rewiring with Category 5 cable

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No desire for defacing the building

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Requirement for minimal disruption to clients, guests or tenants

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No ready access to coaxial cable

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Requirement for a combination of wired and wireless broadband service with a preference to work with one vendor

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Lack of existing broadband solution

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Requirement for a reliable, easy to install, and user friendly broadband solution

As BAXL attempts to expand its marketing presence, one of its goals will be to establish and fortify a position with global service providers, system integrators and carriers as the technology of choice for all backbone and broadband application solutions to all markets. Whether the building in question is part of the healthcare, government, education, housing or multi-tenant industries, BAXL’s technology will prove effective in supporting the end user’s broadband needs.

Manufacturing

BAXL is an Original Equipment Manufacturer (“OEM”) and its manufacturing is based on a production schedule that is driven by both sales orders and sales forecasts. Production is done through contract manufacturers utilizing existing software to generate an MRP (Material Requirement Plan) for all components. BAXL monitors and adjusts the production plan weekly to meet the changing demand. This controls the amount of inventory on hand over a 3 month rolling forecast.

BAXL has entered into agreements with its primary suppliers in order to attempt to ensure that components are available when needed.  The suppliers maintain a predetermined quantity at their location based the ability to replenish the stock levels within lead time.

All other material, sub assemblies, etc., are ordered as required based on various parameters.  All aspects of procurement are conducted on a purchase order basis. Finished goods are shipped from BAXL’s main headquarters located in Bethel, Connecticut.

At present, most stages of manufacturing are done in a sub-contractor’s production facility located in Connecticut. BAXL believes that the current manufacturing facilities are sufficient for their needs for the foreseeable future.  If sales volume requirements increase, BAXL will attempt to identify other contract manufacturers to either replace or supplement the existing ones.

Intellectual Property

BAXL is currently contemplating potential patent applications and intends to attempt to pursue obtaining patents on new products.  BAXL protects its intellectual property and proprietary technology by entering into confidentiality or license agreements with 3rd parties as needed, and by generally limiting access to and distribution of their trade secret technology and proprietary information.  BAXL products utilize technology patented by a third party.  BAXL has entered into a non-exclusive license agreement with such third party pursuant to which BAXL licenses certain technology used in its products in exchange for a lump sum payment of $200,000 payable in eight quarterly installments from October 2006 through July 2008 and a 3% royalty on products sold.  Such royalty payments are capped at a maximum of $1.8 million.

Employees

As of August 31, 2007, BAXL had a total of 30 full time employees. None of the BAXL employees are represented by a trade union.  None of BAXL’s employees have employment agreements with BAXL.

Facilities

BAXL’s principal office of approximately 10,874 square feet is located at 6 Berkshire Boulevard, Bethel, Connecticut. Rent is $9,424 and monthly common charges are $2,564. The term of the lease is 2 years and expires on December 1, 2008. There is an additional 6,000 square feet for BAXL growth that they may take at any time as needed. BAXL believes its existing facility is adequate to conduct business for the next 2 years.

Insurance Matters

BAXL maintains a general business liability policy and other coverage specific to their industry and operations. It also maintains general product liability coverage, and directors and officers liability coverage. BAXL believes that its insurance programs provide adequate coverage for all reasonable risks associated with operating its business.

Government Regulation

BAXL products are subject to the following government regulations.

In North America, BAXL must be in compliance with the Federal Communications Commissions (FCC) Part 15 of Title 47 of the code of Federal Regulations. This code regulates low power, unlicensed devices that could cause interference to the amateur radio service and vice versa.

In the European Union (EU) BAXL’s products are subject to the ElectroMagnetic Compatibility (EMC) directive which governs the electromagnetic emissions of electronic equipment in order to ensure that, in its intended use, such equipment does not disturb radio and telecommunication, as well as seeks to ensure that this equipment is not disturbed by radio emissions normally present used as intended.

Worldwide, Underwriters Laboratories Inc. (UL) is an independent, not-for-profit product safety testing and certification organization. BAXL’s products are in compliance with UL IEC 7609-1 which is the International Standard for Safety of Information Technology Equipment. It encompasses information technology equipment, communication equipment, office appliances, and multi-media equipment for use in the home, office, business, school, computer room and similar ordinary locations.

BAXL’s specific US and foreign regulations include the following:

1) US and Canada Regulations:

   - FCC Part 15 for Emissions

   - UL, CSA 60950-1 with a cTUVus certificate for Product Safety

2) International Regulations:

- European EMC directive (EN55022, EN55024. EN61000–3-2 & 3-3) for Emissions/Susceptibility, CE Mark

   - IEC 60950-1, full CB report for safety

3) BAXL’s products are also RoHS compliant, per Directive 2002/95/EC of the European Union.

Legal Proceedings

From time to time we and BAXL may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of business.  We are not currently involved in legal proceedings that we believe could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

PLAN OF OPERATIONS

 The following plan of operations provides information which Allmarine’s management believes is relevant to an assessment and understanding of its business, operations and financial condition.  The discussion should be read in conjunction with the financial statements as of and for the periods ended December 30, 2006 and June 30, 2007 and the notes thereto which are included in this Current Report filed on Form 8-K.  This plan of operation contains forward-looking statements that involve risks, uncertainties and assumptions.  Allmarine’s actual results may differ substantially from those anticipated in any forward-looking statements included in this discussion as a result of various factors, including those set forth in “Risk Factors” contained elsewhere in this Current Report on Form 8-K.

Overview

Prior to the merger transaction described in this Current Report, Allmarine operated as a development stage company with no revenues for the years ended May 31, 2007 and 2006.  In the past, the company specialized in the administration of ship and corporate registries. The company will not continue in its ship consulting business and its ongoing operations will be those of BAXL Technologies Inc.

BAXL Technologies Inc. is a solutions provider enabling the delivery of broadband applications including voice, data and video over existing telephone wiring. BAXL’s principle activities are the manufacture, installation and maintenance of an integrated network solution.

 Liquidity and Capital Resources

Allmarine has closed on a private placement of its common stock for a total amount of $8,474,504 with net proceeds after expenses of approximately $7,124,000.  The net proceeds will be used to repay bridge loans, payment of accrued interest, M&A fee and the purchase of treasury stock (which was retired), for expansion of BAXL sales, marketing and operations, product development, working capital and general corporate purposes.  The company does not expect to raise additional funds in the next 12 months following the private placement based on its business requirements currently planned and anticipated by management.  In the event that the company seeks to make one or more acquisitions, it may need further sources of capital.  The company has no plans to complete a significant acquisition in the near term requiring additional capital, nor does the company expect to make the purchase or sale of plant or any significant equipment in the near future.

Plan of Operation

The Company focuses on development, manufacturing, marketing and distribution of products and services that enable the delivery of wired and wireless broadband applications including Internet access, Video on Demand, VoIP and video surveillance over existing telephone wiring. The company also offers ongoing services in the form of help desk support and extended warranties. Our growth potential will be largely driven by the successful implementation of (i) our plan to maintain our active presence in and increase sales to the U.S. and Europe (ii) our strategies to exploit channel sales opportunities with established resellers (iii) development of new products incorporating wireless technology into our equipment and increasing the delivered bandwidth through our products and (iv) the possible synergistic acquisition of complementary operations. The Company currently has 30 employees. The company has plans to hire additional engineering, support and implementation staff as business expand. The company does not expect the number of hires to exceed 10 additional employees in the next 12 months.

BAXL targets the multiple occupancy real estate market, which is comprised of three segments.  The largest segment is residential multi-dwelling units (MDUs).  The second segment includes commercial multi-tenant units.  The third market is the Hospitality industry. The company sells to these markets both directly (seven sales people) and through resellers. The target market includes buildings with 24 or more units that have wiring that is ten years old or older. BAXL has installed approximately 30,000 units in the past four years. The company expects to increase its marketing spending to support its sales efforts both domestically and in Europe. The company also expects to form relationships with additional resellers. The seven member direct sales force includes a four person headcount in Europe. The company also employs two direct technical employees in the U.K. to help support our European efforts.

The company’s products are produced at a contract manufacturer with some light assembly and testing being performed at the company’s facility in Bethel, CT. The facility is leased and contains a proviso for the use of additional square footage, which will be adequate to support the Company’s needs for the next two years.

The company plans to increase research and development spending to bring new products to the market in the next year. One such product currently in development is a unit that embeds wireless capability into our existing product. The company also plans to develop or source components that will allow for greater connection speeds than our current products. The costs of such research and development could approximate $500,000 over the next 12 months.  The Company will also continue its work to develop products in conjunction with network providers.

The Company will maintain offices in the United States and a staff in Europe. It is expected that general overhead expenses, which will include office rent, office expenses, public company and administrative expenses will be approximate $2.0 million for the next twelve months. The company also expects its engineering, research and development and selling costs to be approximately $3 million for the same period. Such cost will be regulated in line with our projected sales ramp.

2007 - 2008 Outlook

During the remainder of fiscal year ending December 31, 2007 and the fiscal year of 2008, the Company's goal is to maintain and further strengthen its position in the European and U.S. markets by focusing its efforts toward satisfying the demand expected from our large channel sales resellers. The company will also continue to sell direct into the hospitality market and service its $500,000 recurring service market. The company will also focus on the introduction and deployment of its wireless integrated product and high speed product, and to increase sales of its existing products to the agricultural equipment market, and at the same time to introduce new products into the marketplace from its development pipeline. The Company expects to achieve the above goals with increased cash flow and without significant capital expenditures. During this period, the Company will also seek to identify synergistic merger and acquisition opportunities to accelerate its business expansion.

Off-Balance Sheet Arrangements

The Company does not have off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Impact of Inflation

Inflation has not had a material effect on our results of operations.

Contractual Obligations

BAXL’s leases approximately 10,874 square feet of office space.  The monthly rent is $9,424 and monthly common charges are $2,564. The term of the lease is 2 years and expires on December 1, 2008.

Critical Accounting Policies

Our significant accounting policies are more fully described in Note 2 to the audited financial statements of BAXL. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosures of contingent assets and liabilities. Actual results could differ from those estimates under different assumptions or conditions.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Prospective investors should carefully consider the following risks and uncertainties and all other information contained or referred to in this Current Report on Form 8-K before investing in our common stock. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us. If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our Common Stock could decline, and you could lose all of your investment.

Risks related to our business

BAXL has a history of significant losses, and may never achieve profitability.

BAXL has incurred substantial net losses and experienced negative cash flow for each quarter since its inception. As of December 31, 2006 and June 20, 2007, BAXL had an accumulated deficit of approximately $51.4 million and $54.1 million, respectively. BAXL expects to incur losses in the near future. Moreover, BAXL may never achieve profitability and, even if it does, BAXL may not be able to maintain profitability. BAXL may not be able to generate a sufficient level of revenue to offset its current level of expenses. Moreover, because BAXL’s expenditures for sales and marketing, research and development, and general and administrative functions are relatively fixed in the short-term, it may be unable to adjust spending in a timely manner to respond to any unanticipated decline in revenue.  BAXL expects to incur substantial operating expenses in order to fund the expansion of its business and intends to use a portion of the net proceeds from the Offering for sales and marketing, research and development, and operating expenses.  As a result, BAXL expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, it might become profitable.  If BAXL is unable to attain profitable operations, BAXL may be forced to curtail and/or abandon its business operations, which would have a material adverse effect on our, business, financial condition and results of operations.

Going concern opinions

Our independent auditors have included an explanatory footnote in our financial statements for the periods ended May 31, 2006 and 2007 that such financial statements were prepared assuming that we would continue as a going concern.  In addition, BAXL’s independent auditors have included an explanatory footnote in BAXL’s financial statements for the fiscal years ended December 31, 2006 and 2005 that such financial statements were prepared assuming that BAXL would continue as a going concern.

BAXL was subject to a third party claim alleging infringement of intellectual property rights.

BAXL was subject to a claim alleging that certain BAXL products infringed upon patents held by a third party.  In settlement of the claim, BAXL entered into a settlement and patent license agreement pursuant to which BAXL was granted a non-exclusive license such patents in exchange for a lump sum payment of $200,000, payable in eight installments, and royalty payments equal to 3% of the net sales of BAXL products sold.  Such royalty payments are capped at a maximum of $1.8 million.  BAXL’s license to the technology is non-exclusive, and therefore no assurance can be given that other persons or competitors will not also enter into license agreements to use such technology to manufacture products similar to BAXL’s.  In addition, there can be no assurance given that BAXL will not be subject to similar claims in the future and, if so, that BAXL will be able to enter into license agreements to license such technology on terms and conditions acceptable to BAXL.

Potential claims alleging infringement of third party’s intellectual property by us could harm our ability to compete and result in significant expense to us and loss of significant rights.

From time to time, third parties may assert patent, copyright, trademark and other intellectual property rights to technologies that are important to BAXL’s business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our BAXL’s technical and management personnel, cause product shipment delays, disrupt BAXL’s relationships with its customers or require BAXL to enter into royalty or licensing agreements, any of which could have a material adverse effect upon BAXL’s operating results. Royalty or licensing agreements, if required, may not be available on terms acceptable to BAXL.  If a claim against BAXL is successful and BAXL cannot obtain a license to the relevant technology on acceptable terms, license a substitute technology or redesign its products to avoid infringement, its business, financial condition and results of operations would be materially adversely affected and any investment in the Shares could become worthless.

Commercial acceptance of any technological solution that competes with technology based on communication over copper telephone wire could materially and adversely impact demand for BAXL products, revenue and growth strategy.

The markets for video content processing, transmission and high-speed data access systems and services are characterized by several competing communication technologies, including fiber optic cables, coaxial cables, satellites and other wireless facilities. Many of BAXL’s products are based on communication over copper telephone wire. Because there are physical limits to the speed and distance over which data can be transmitted over copper wire, its products may not be a viable solution for customers requiring service at performance levels beyond the current limits of copper telephone wire. A portion of BAXL’s customer base is tied to telephone service providers that have a large investment in copper wire technology. If these customers lose market share to their competitors who use competing technologies that are not as constrained by physical limitations as copper telephone wire, and that are able to provide faster access, greater reliability, increased cost-effectiveness or other advantages, demand for its products will decrease. Moreover, to the extent that BAXL’s customers choose to install fiber optic cable or other transmission media as part of its infrastructure, or to the extent that homes and businesses install other transmission media within buildings, demand for their products may decline. The occurrence of any one or more of these events would harm demand for BAXL’s products, which would thereby adversely affect its business, operating results, revenue, financial condition and growth strategy and could cause BAXL to curtail or abandon its current business plan and/or cause any investment in the Shares to become worthless.

If the projected growth in demand for broadband applications such as Video on demand services from telephone service providers does not materialize or if BAXL’s customers find alternative methods of delivering video services, future sales for BAXL’s video solution will suffer.

BAXL manufactures products that enable the delivery of broadband applications including voice, video and data over existing telephone wiring.  One of BAXL’s customers, the telephone service providers, may face competition from cable companies, satellite service providers and wireless companies. For some users, these competing solutions provide fast access, high reliability and cost-effective solutions for delivering data, including video services. Telephone service providers hope to maintain their market share in their core business of voice telephony as well as increase their revenue per customer by offering their customers more services, including video services and high-speed data services. However, if the telephone service providers find alternative ways of maintaining and growing their market share in their core business that do not require that they offer video services, demand for the video line of BAXL’s products will decrease substantially. Moreover, if technological advancements are developed that allow BAXL’s customers to provide video services without upgrading their current system infrastructure, or that offer their customers a more cost-effective method of delivering video services, sales of BAXL’s video solution will suffer. Alternatively, even if the telephone service providers choose BAXL’s video solution, the service providers may not be successful in marketing video services to their customers, in which case BAXL’s sales would decrease which would have an adverse affect on our business, revenue, operating results, and financial condition.

We face competition from a number of large and small companies having greater financial, research and development, production and other resources than we do.

We face competition from large and small competitors with longer operating histories, greater name recognition, large customer bases and significantly greater financial, technical, sales, marketing and other resources than we and BAXL have.  In addition, to the extent that our current competitors, or new entrants into the market serviced by BAXL, offer better or comparable broadband products at lower prices than we do, our business and results of operations could be adversely affected.  Our competitors can be expected to continue to improve the design and performance of their products and to introduce new products with competitive performance characteristics.  If any of our competitors were to commit greater technical, sales, marketing and other resources to the markets BAXL serves, or reduce prices for their products over a sustained period of time, our ability to successfully sell our products could be adversely affected.  See “Business – Competition.”

A significant amount of the net proceeds of the Offering were used repay BAXL debt, to repurchase shares of Common Stock, and to pay costs related to the Merger and the Offering and we may require significant additional capital to support the growth of BAXL’s business and this capital might not be available.

Approximately $2,230,000 of the net proceeds of the Offering were used to repay outstanding interest and principal on certain outstanding BAXL notes.  In addition, $665,550 of the net proceeds of the Offering were used to redeem shares held by MV Equity Partners, Inc. and $950,000 were used to pay M&A fees and other costs related to the Merger and the Offering.  As a result, after the Merger and the closing of the Offering, we had remaining approximately $3,215,000 of net proceeds from the Offering.  We believe that such proceeds will satisfy our current capital needs for approximately 12 months.  However, if, among other reasons, our revenue and/or expense estimates prove inaccurate, we may be required to raise substantial additional capital.  Such capital might be raised through public or private financings, as well as borrowings and other sources.  We do not have any commitments or immediate plans with respect to obtaining additional financing, and there can be no assurance that additional or sufficient financing will be available, or, if available, that it will be available on acceptable terms.  Moreover, the terms upon which we raise additional funds may be better than those offered to investors in the Offering.  Moreover, additional financing, if obtained, may have a dilutive effect on the securities purchased by investors in the Offering. The failure to obtain required financing by BAXL when needed could result in BAXL being required to substantially scale back its operations which would have an adverse effect on its business, revenue, operating results, and financial condition.

If we fail to accurately forecast demand for BAXL’s products, our revenue, profitability and reputation could be harmed.

In addition to performing assembly, test and system integration in house, BAXL also relies on third-party original equipment manufacturers (OEMs) to assemble, test and package its products. BAXL also depends on third-party suppliers for the materials and parts that constitute its products.  BAXL’s reliance on OEMs and third-party suppliers requires it to accurately forecast the demand for its products and coordinate BAXL’s efforts with those of its contract manufacturers, OEMs and suppliers. BAXL often makes significant up-front financial commitments with its OEMs and suppliers in order to procure the raw materials and begin assembly of the products. If BAXL fails to accurately forecast demand or coordinate its efforts with its suppliers, OEMs and contract manufacturers, BAXL may face supply, manufacturing or testing capacity constraints. These constraints could result in delays in the delivery of BAXL’s products, which could lead to the loss of existing or potential customers and could thereby result in lost sales and damage to BAXL’s reputation, which would adversely affect BAXL’s revenue and profitability. Further, BAXL manufactures products based on forecasts of sales. If orders for products exceed forecasts, BAXL may have difficulty meeting customers’ orders in a timely manner, which could damage BAXL’s reputation or result in lost sales. Conversely, if forecasts exceed the orders actually received and BAXL are unable to cancel future purchase and manufacturing commitments in a timely manner, BAXL’s inventory levels would increase. This could expose BAXL to losses related to slow moving and obsolete inventory, which would have a material adverse effect on its business, revenue, operating results, and financial condition.

If BAXL fails to develop and introduce new products in response to the rapid technological changes in the markets in which it competes, BAXL will not remain competitive.

The markets for broadband transmission and high-speed data access systems are characterized by rapid technological developments, frequent enhancements to existing products and new product introductions, changes in end-user requirements and evolving industry standards. To remain competitive, BAXL must continually improve the performance, features and reliability of its products.  BAXL cannot assure you that it will be able to respond quickly and effectively to technological change.  BAXL may have only limited time to enter certain markets, and cannot assure you that it will be successful in achieving widespread acceptance of its products before competitors can offer products and services similar or superior to BAXL’s products.  If BAXL fails to introduce new products that address technological changes or if BAXL experiences delays in product introductions, BAXL’s ability to compete would be adversely affected, thereby harming its business, revenue, operating results, financial condition and growth strategy.

If BAXL’s third-party OEMs and third-party suppliers fail to produce quality products or parts or deliver raw materials in a timely manner, BAXL may not be able to meet its customers’ demands.

BAXL relies upon third party OEM’s, contract manufactures and suppliers to provide it with the components necessary to manufacture its products. Neither BAXL nor its contract manufacturers or OEMs have any guaranteed supply arrangements with suppliers.  If BAXL’s suppliers fail to provide a sufficient supply of key components, BAXL could experience difficulties in obtaining alternative sources at reasonable prices, if at all, or in altering product designs to use alternative components. Moreover, if BAXL’s contract manufacturers or OEMs fail to deliver quality products in a timely manner, such failure would harm BAXL’s ability to meet its scheduled product deliveries to customers.  Delays and reductions in product shipments could increase BAXL’s production costs, damage customer relationships and harm revenue and profitability. In addition, if BAXL’s contract manufacturers and OEMs fail to perform adequate quality control and testing of their products, BAXL could experience increased production costs for product repair and replacement, and its revenue, profitability and reputation would be harmed. Moreover, defects in products that are not discovered in the quality assurance process could damage customer relationships and result in product returns or product liability claims, each of which could harm BAXL’s business, revenue, operating results, financial condition and reputation, which in turn could adversely affect the value of the Shares.

Design defects in BAXL products could harm its reputation, revenue and profitability.

Any defect or deficiency in BAXL’s products could reduce the functionality, effectiveness or marketability of the products. These defects or deficiencies could cause customers to cancel or delay their orders for products, reduce revenue or render BAXL’s product designs obsolete. In any of these events, BAXL would be required to devote substantial financial and other resources for a significant period of time to develop new product designs. BAXL cannot assure you that it would be successful in addressing any design defects in its products or in developing new product designs in a timely manner, if at all. Any of these events, individually or in the aggregate, could harm BAXL’s business, revenue, operating results, financial condition and reputation.

BAXL’s business depends on the integrity of its intellectual property rights. If BAXL fails to adequately protect its intellectual property, revenue, profitability, reputation or growth strategy could be adversely affected.

BAXL attempts to protect its intellectual property and proprietary technology by generally entering into confidentiality or license agreements with their employees, consultants, vendors, strategic partners and customers as needed, and by generally limiting access to and distribution of its trade secret technology and proprietary information.  BAXL does not currently have any patents, but may seek patent protection in the future.  There can be no assurance that any future patent applications will be issued as patents with the scope sought by BAXL, if at all.  In addition, other parties may circumvent or design around BAXL’s intellectual property rights, may misappropriate their proprietary technology, or may otherwise develop similar, duplicate or superior products. Further, the intellectual property laws and their agreements may not adequately protect BAXL’s intellectual property rights and effective intellectual property protection may be unavailable or limited in certain foreign countries in which BAXL does business or may do business in the future.

The telecommunications and data communications industries are characterized by the existence of extensive patent portfolios and frequent intellectual property litigation. From time to time, BAXL has received, and may in the future receive, claims that it is infringing third parties’ intellectual property rights. Any present or future claims, with or without merit, could be time-consuming, result in costly litigation, divert management time and attention and other resources, cause product shipment delays or require BAXL to enter into royalty or licensing agreements. Such royalty or licensing agreements, if required, may not be available on acceptable terms. In addition, any such litigation could force BAXL to cease selling or using certain products or services, or to redesign such products or services. Further, BAXL may in the future, initiate claims or litigation against third-parties for infringement of its intellectual property rights or to determine the scope and validity of BAXL’s intellectual property rights or those of competitors. Such litigation could result in substantial costs and diversion of resources. Any of the foregoing could have an adverse effect upon BAXL’s business, revenue, operating results, financial condition, reputation and growth strategy and/or could adversely affect the value of the Shares.

If BAXL fails to provide their customers with adequate and timely customer support, its relationships with its customers could be damaged, which would harm BAXL’s business, revenue, operating results, and financial condition.

BAXL’s ability to achieve its planned sales growth and retain customers will depend in part on the quality of its customer support operations. Customers generally require significant support and training with respect to BAXL’s products, particularly in the initial deployment and implementation stage. As BAXL’s systems and products become more complex, BAXL believes its ability to provide adequate customer support will be increasingly important to its success.  BAXL has some experience with widespread deployment of its products to a diverse customer base, and cannot assure you that it will have adequate personnel to provide the levels of support that its customers may require during initial product deployment or on an ongoing basis. Failure to provide sufficient support to BAXL’s customers could delay or prevent the successful deployment of BAXL’s products. Failure to provide adequate support could also have an adverse impact on BAXL’s reputation and its relationship with its customers; could prevent BAXL from gaining new customers; and could harm its business, revenue, operating results, and financial condition which could force it to curtail or abandon its current business plan.

If BAXL’s products do not comply with complex government regulations, its product sales will suffer.

BAXL and its customers are subject to varying degrees of federal, state and local as well as foreign governmental regulation.  Products must comply with various regulations and standards defined by the Federal Communications Commission, or FCC. The FCC has issued regulations that set installation and equipment standards for communications systems. BAXL’s products are also required to meet certain safety requirements. For example, Underwriters Laboratories must certify that certain products meet federal safety requirements relating to electrical appliances to be used inside the home. In addition, certain products must be Network Equipment Building Standard certified before BAXL’s customers may deploy them. Any delay in or failure to obtain these approvals could harm BAXL’s business, financial condition or results of operations. Outside of the United States, BAXL’s products are subject to the regulatory requirements of each country in which BAXL’s products are manufactured or sold. These requirements are likely to vary widely. If BAXL does not obtain timely domestic or foreign regulatory approvals or certificates, BAXL would not be able to sell its products where these regulations apply, which could prevent BAXL from maintaining or growing its revenue or achieving profitability. In addition, regulation of BAXL’s customers may adversely impact BAXL’s business, operating results and financial condition. For example, FCC regulatory policies affecting the availability of data and Internet services and other terms on which telecommunications companies conduct their business may impede BAXL’s entry into certain markets. In addition, the increasing demand for communications systems has exerted pressure on regulatory bodies worldwide to adopt new standards, generally following extensive investigation of competing technologies. The delays inherent in this governmental approval process may cause the cancellation, postponement or rescheduling of the installation of communications systems by BAXL’s customers, which in turn may harm BAXL’s sale of products to these customers.

BAXL relies on the availability of third-party licenses.

Many of BAXL’s products are designed to include software or other intellectual property licensed from third parties. It may be necessary in the future to seek or renew licenses relating to various aspects of these products. There can be no assurance that the necessary licenses would be available on acceptable terms, if at all. The inability to obtain certain licenses or other rights or to obtain such licenses or rights on favorable terms, or the need to engage in litigation regarding these matters, could have a material adverse effect on BAXL’s business, operating results, and financial condition.  Moreover, the inclusion in BAXL’s products of software or other intellectual property licensed from third parties on a nonexclusive basis could limit BAXL’s ability to protect its proprietary rights in its products.

BAXL’s business may be affected by factors outside of their control.

BAXL’s ability to increase sales, and to profitably distribute and sell its products, is subject to a number of risks, including changes in its business relationships with its principal distributors, competitive risks such as the entrance of additional competitors into BAXL’s markets, pricing and technological competition and risks associated with the development and marketing of new products in order to remain competitive.

BAXL is dependent on its key personnel to manage its business effectively. If BAXL is not able to retain its key employees, its business, financial conditions and results of operations could be materially adversely affected.

BAXL’s future success depends to a significant degree on the skills, efforts and continued services of its executive officers and other key employees, including sales, marketing and support personnel who have critical industry experience and relationships.  BAXL has not entered into employment agreements with its executive officers and any of them may terminate his or her employment with us at any time on short notice. Accordingly, there can be no assurance that these employees will remain associated with BAXL.  The efforts of these persons will be critical to BAXL as it continues to develop its business and technology. If BAXL we were to lose the services one or more of these key employees, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.  BAXL’s future business plans may require additional expertise in areas such as wireless broadband applications, the Internet and telecommunications. Such activities may require the addition of new personnel and the development of additional expertise by existing management personnel.  BAXL faces intense competition for such personnel from other companies, academic institutions, government entities and other organizations, and there can be no assurance that BAXL will be successful in hiring or retaining qualified personnel.  If BAXL is unable to develop additional expertise or to hire and retain such qualified personnel, it could have a material adverse effect on BAXL’s operations, which in turn could cause the Shares to decline in value.

Following the Merger, BAXL will incur increased costs as a result of being a wholly owned subsidiary of a public company as compared to their historical costs as a private company.

Following the Merger, as the wholly owned subsidiary of a public company, BAXL will incur significant legal, accounting and other expenses that it did not incur as a private company prior to the Merger as a result of having to comply with SEC rules and regulations.  In addition, the Sarbanes-Oxley Act of 2002, as well as new rules promulgated by the SEC, requires public companies to implement numerous corporate governance practices and procedures, which may also increase their costs of operations.  If our Common Stock is eventually listed on NASDAQ or another major exchange, BAXL will incur additional listing and compliance expenses.  BAXL expects these new rules and regulations to increase its legal and financial compliance costs and to make some activities more time-consuming and costly. In addition, BAXL will incur additional costs associated with public company reporting requirements.  BAXL also expects these new rules and regulations to make it more difficult and more expensive for BAXL to obtain director and officer liability insurance and it may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for BAXL to attract and retain qualified persons to serve on its board of directors or as executive officers.

Prior sales of BAXL securities may have been made in violation of the securities laws of certain States which could give the purchasers of such securities who resided in such states at the time of purchase the right to require BAXL to repurchase such securities and which may subject BAXL to enforcement actions by state securities regulators.

During the two year period from August 2004 to August 2006, BAXL offered and sold, in a number of separate private offerings, bridge notes and shares of its Series A-1 and Series B-1 Preferred Stock. BAXL believes that certain of such offers and sales may have been made in violation of the securities laws of certain States in which the securities were offered and/or sold.  BAXL believes that with respect to any offers and/or sales of its securities which were made in violation of a given State’s securities laws, subject to possible limitations by statutes of limitations or other defenses or exemptions, BAXL may be subject to contingent liabilities which could include, without limitation (i) rescission obligations and/or other liabilities for damages to the purchasers of such securities who resided in States where the violations occurred; and/or (ii) punitive damages, fines, penalties and/or other sanctions which might be imposed in connection with any enforcement actions brought by any such regulatory authorities of the States where such violations occurred.  We believe that if BAXL were required to offer rescission to all investors to whom BAXL had sold securities in violation of State securities laws, its maximum liability, excluding interest and penalties could be as much as $14 million, however  BAXL has obtained from five (5) prior investors executed letters pursuant to which such persons waived their respective rescission rights.  As a result, we estimate that BAXL’s estimates the amount of its rescission liability to be approximately $1 million (excluding interest and penalties).  Such waivers, however, do not preclude any State regulators from bringing enforcement actions.  In the event that BAXL is required to repurchase such shares, the expenditure of funds on such repurchase could result in BAXL having to curtail and/or abandon its business operations, which would have a material adverse effect on our, business, financial condition and results of operations.

Our management has broad discretion on how to use the Offering net proceeds, and their investment of these proceeds may not yield a favorable, or any, return.

All of the net proceeds in the Offering after repayment of notes and payment of the fees and expenses related to the Offering and the Merger, are allocated (i) for expansion of BAXL’s sales, marketing and operations; (ii) product development; (iii) possible strategic acquisitions; and (iv) working capital and general corporate purposes. Accordingly, our management has broad discretion over how these proceeds are used and could spend the proceeds in ways with which you may not agree.  If we fail to spend such net proceeds effectively, our business and financial condition could be harmed and we may need to seek additional financing sooner than expected.

Risks Related to Our Common Stock; Liquidity Risks

The price of our Common Stock may fluctuate significantly, which could lead to losses for stockholders.

Stock of public companies can experience extreme price and volume fluctuations. These fluctuations often have been unrelated or out of proportion to the operating performance of such companies. We expect our stock price to be similarly volatile. These broad market fluctuations may continue and could harm our stock price. Any negative change in the public’s perception of the prospects of our company or companies in our market could also depress our stock price, regardless of our actual results.  Factors affecting the trading price of our Common Stock may include:

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variations in operating results;

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announcements of technological innovations, new products or product enhancements, strategic alliances or significant agreements by BAXL or by competitors;

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recruitment or departure of key personnel;

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litigation, legislation, regulation or technological developments that adversely affect BAXL’s business;

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changes in the estimates of operating results or changes in recommendations by any securities analyst that elect to follow our common stock; and

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market conditions in BAXL’s industry, the industries of their customers and the economy as a whole.

Certain financial statements attached as exhibits to this Report have not been audited.

Certain of the financial statements for each of Allmarine and BAXL attached hereto are unaudited.  No assurance can be given that if such financial statements were audited, they would not be materially different.

You may lose your investment in the Shares.

An investment in the Shares involves a high degree of risk.  An investment in the Shares is suitable only for investors who can bear a loss of their entire investment.

We have no intention to pay dividends on our Common Stock.

For the foreseeable future, we intend to retain any remaining future earnings, if any, to finance BAXL’s operations and does not anticipate paying any cash dividends with respect to our Common Stock.

The issuance of preferred stock may have the effect of preventing a change of control and could dilute the voting power of our Common Stock and reduce the market price of our Common Stock.

Our authorized capital stock includes 10,000,000 shares of preferred stock, of which all 10,000,000 shares is blank check preferred stock. Our board of directors is authorized to designate such stock with preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions as they deem advisable without shareholder approval. The effect of designating and issuing shares of preferred stock upon the rights of our common stockholders cannot be stated until our board of directors determines the specific rights of such preferred stock. However, the effects might include, among other things, restricting dividends on the common stock, diluting the voting power of the common stock, reducing the market price of the common stock, or impairing the liquidation rights of the common stock, without further action by our shareholders. The designation and issuance of preferred stock could also have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of preferred stock may be sold to third parties that indicate that they would support our board of directors in opposing a hostile takeover bid. Our blank check preferred stock is not intended to be an anti-takeover measure, and we are not aware of any present third party plans to gain control of us. Although we may consider issuing preferred stock in the future for purposes of raising additional capital or in connection with acquisition transactions, it currently has no binding agreements or commitments with respect to the issuance of any shares of preferred stock.

Our common stock is quoted on the OTC Bulletin Board and there is no liquidity in the trading market for our common stock.

Our common stock is quoted on the OTC Bulletin Board under the symbol “ALMN.”  There has been little or no trading of our common stock, and no assurance can be given, when, if ever, an active trading market will develop or, if developed, that it will be sustained.  As a result, investors may be unable to sell their shares of our common stock.

If the registration statement that we intend to file is declared effective, sales of shares of our Common Stock on the open market could reduce the market price of our Common Stock.

The shares of our Common Stock issued in the Offering and the Merger are “restricted securities” and may not be sold and/or transferred except pursuant to an effective registration statement or an exemption under the Securities Act and applicable state or “blue sky” laws.  We have agreed to file a registration statement with the SEC to register such shares of Common Stock for resale under the Securities Act.  If the registration statement that we intend to file to register the shares of our Common Stock issued in the Merger and in the Offering is declared effective, the subsequent sales of shares of our Common Stock in the open market could reduce the then current market price of our common stock, if a market should develop.  There can be no assurance, however, that there will ever be a trading market for our Common Stock, or, when, if ever, the registration statement covering the resale of the shares of our Common Stock issued in the Merger and the Offering will be declared effective and, if it is declared effective, that it will remain effective.

If securities analysts do not publish research or reports about our business or if they downgrade our stock, the price of our stock could decline.

The trading market for our Common Stock may be affected by research and reports that industry or financial analysts may in the future publish about us or our business.  We have no control over such analysts.  We are a relatively small company with no significant trading history and as such it is not likely that we will receive widespread, if any, analyst coverage. Furthermore, if one or more of the analysts who in the future elect to cover us downgrades our common stock, our stock price would likely decline rapidly. If one or more of these analysts cease coverage of us, we could lose visibility in the market, which in turn could cause its stock price to decline.

In the event that we fail to timely file any periodic report filings with the SEC, our Common Stock may be removed from the Over-The-Counter Bulletin Board.

Pursuant to the Over-The-Counter Bulletin Board ("OTCBB") rules relating to the timely filing of periodic reports with the SEC, any OTCBB issuer which fails to file a periodic report (Form 10-QSB's or 10-KSB's) by the due date of such report (not withstanding any extension granted to the issuer by the filing of a Form 12b-25), three (3) times during any twenty-four (24) month period is automatically removed from the OTCBB.  In the event an issuer is removed, such issuer would not be eligible to be return to the OTCBB for a period of one-year, during which time any subsequent late filing would reset the one-year period of removal.  If we are late in our filings three times in any twenty-four (24) month period and are removed from the OTCBB, the market value of our Common Stock could be reduced significantly and sales of shares of our Common Stock may be difficult.

Relationship with principal shareholders

Holders of shares of BAXL capital stock own, in the aggregate, 2,274,444 shares of our Common Stock (approximately 15.5%) and holders of BAXL 12% Notes own, in the aggregate, approximately 5,307,037 shares of our Common Stock (approximately 36.1%).  As a result, such persons will control, in the aggregate approximately 51.6% of the outstanding shares of our Common Stock.  Accordingly, such holders could have control over matters requiring a vote of our shareholders.  This concentration of ownership could also have the effect of delaying or preventing a change in control or discouraging a potential acquirer from attempting to obtain control of us, which in turn could have a material adverse effect on the market price of the our Common Stock or prevent our shareholders from realizing a premium over the market price for their shares of our Common Stock.

The Common Stock may be subject to Penny Stock Rules, which could affect trading.

Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain rules adopted by the SEC.  Penny stocks generally are equity securities with a price of less than $5.00, subject to exceptions. The rules require that a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in connection with the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the rules generally require that prior to a transaction in a penny stock the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the liquidity of penny stocks.  Our common stock is subject to the penny stock rules, and investors acquiring shares of our Common Stockmay find it difficult to sell their shares of our common stock.

DESCRIPTION OF PROPERTY

Facilities

BAXL’s principal office of approximately 10,874 square feet is located at 6 Berkshire Boulevard, Bethel, Connecticut. Rent is $9,424 and monthly common charges are $2,564. The term of the lease is 2 years and expires on December 1, 2008. There is an additional 6,000 square feet for BAXL growth that BAXL may take at any time as needed.  Allmarine will use BAXL’s principal office as its principal office.  We believe that our existing facility is adequate to conduct business for the next 2 years.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of August 31, 2007 following the closing of the Offering and the Merger regarding the beneficial ownership of our Common Stock by (i) each person who, to our knowledge, beneficially owns more than 5% of our common stock; (ii) each of our directors and “named executive officers”; and (iii) all of our executive officers and directors as a group:

Name and address of Beneficial Owner	Amount (1)	Percent of Class
Directors and Named Executive Officers (2):
Gus Bottazzi(3)	0	0%
Mary Brandon	0	0%
Les Yoho	0	0%
Edward H. Arnold (4)	1,601,691	10.9%
All directors and named executive officers as a group (4 persons)	1,601,691	10.9%
Other 5% or Greater Beneficial Owners
Wheatley Partners (5) 80 Cuttermill Road Suite 302 Great Neck, NY 11021	2,226,341	15.1%
Daniel Och 11 Dolma Road Scarsdale, NY 10583	769,084	5.2%
Wholesale Realtors Supply 509 Spring Avenue Elkins Park, PA 19027	1,350,000	9.2%

* Less than 1%.

(1)

Beneficial ownership is calculated based on 14,721,150 shares of common stock outstanding as of August 31, 2007.  Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date of this Current Report on Form 8-K.  The shares of our Common Stock issuable pursuant to those options or warrants are deemed outstanding for computing the percentage ownership of the person holding these options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable.

(2)

The address for the directors and named executive officers is c/o BAXL Technologies, Inc., 6 Berkshire Boulevard, Bethel, Connecticut 06801.

(3)

Effective as of the closing of the Merger, Mr. Bottazzi was appointed a director and was appointed our President and Chief Executive Officer.  Mr. Bottazzi is our principal executive officer.

(4)

Effective as of the closing of the Merger, Mr. Arnold was appointed as a director.  Such number of shares includes 486,173 shares held by the Arnold Venture Fund.

(5)

Represents an aggregate amount of shares of our Common Stock held by 13 separate funds controlled by Wheatley Partners.

DIRECTORS AND EXECUTIVE OFFICERS

Prior to the completion of the Merger, our board of directors consisted of Mr. Arthur Stone and Mr. Michael Chavez.  Pursuant to the Merger Agreement, and effective as of the closing of the Merger, Mr. Gus Bottazzi and Mr. Edward Arnold were appointed as directors.  Mr. Stone and Mr. Chavez have submitted letters of resignation from our board of directors.

Effective as of the closing of the Merger, Mr. Chavez resigned, effective immediately, as President, Chief Executive Officer and Chief Financial Officer of Allmarine.  Upon the resignations of Mr. Chavez, the officers of BAXL in office immediately prior to the closing of the Merger were appointed as officers of Allmarine and will serve as the officers of Allmarine until their successors are duly elected or appointed and qualified.

The names of our current officers and directors, as well as certain information about them are set forth below:

Name	Age	Position(s)
Gus Bottazzi	40	Chief Executive Officer, President, Chairman
Mary Brandon	47	Chief Operating Officer
David Van Rossum	45	Chief Financial Officer, Treasurer
Les Yoho	48	Vice President Engineering
Eric Vold	39	Vice President Global Sales
James Toman	55	Secretary
Edward H. Arnold	68	Director

Gus Bottazzi, Chief Executive Officer , President and Chairman

Gus Bottazzi was appointed Chief Executive Officer and President of Allmarine and Chairman of Allmarine’s Board of Directors on August 29, 2007.  Prior thereto, since 2005 Mr. Bottazzi has served as the President and CEO of BAXL.  Prior thereto, from 2003 to 2005, Mr. Bottazzi was the President and Chief Executive Officer of Warp Technology Holdings, Inc., where he led the conversion of the legacy business to profitability via global alliances with such technology partners as IBM, Dell and Nortel.  From 2001 to 2003, Mr. Bottazzi was a Global Vice President of Sales at Novell. Mr. Bottazzi has almost two decades of sales, marketing and executive management experience in the telecommunications, software and internet industries. Mr. Bottazzi has also held senior positions at Globix Corporation and WinStar Communications.  Mr. Bottazzi graduated from New York University with a degree in Mathematics and Biochemistry.

Mary Brandon, Chief Operating Officer

Mary Brandon was appointed Chief Operating Officer of Allmarine on August 29, 2007.  Ms. Brandon has served as BAXL’s Chief Operating Officer since October 2006, and prior thereto, from 2004 to 2006 she served as BAXL’s Vice President of Marketing.  From 2000 to 2003, Ms. Brandon was the Vice President of Marketing of VBrick Systems, a video technology company.  Ms. Brandon has over 20 years marketing and operations expertise in both pubic and private enterprises in telecommunications and data communications. From 1999 to 2000, she was the Executive Director of Marketing of DSL.net, a public company that completed an IPO in 1999.  Prior thereto, she spent 20 years at SNET/AT&T in engineering, logistics, operations and marketing.

David Van Rossum, Chief Financial Officer

David Van Rossum was appointed Chief Financial Officer and Treasurer of Allmarine on August 29, 2007.  Mr. Van Rossum has served as BAXL’s Chief Financial Officer since November 2006.  From 2002 to 2006 Mr. Van Rossum worked as a business consultant and prior thereto, from 1983 to 2002 Mr. Van Rossum previously held the position of Vice President and CFO of Tycom Ltd. where he helped lead Tycom’s public offering that generated $2.2 Billion in exchange for approximately 14% of the common shares of Tycom. Mr. Van Rossum has over 20 years of experience in accounting, finance and M&A experience relating to the telecommunications industry. Mr.

Van Rossum graduated from the University of New Hampshire with B.S. in Business Administration and received his MBA from Southern New Hampshire University.

Les Yoho, Vice President of Engineering

Les Yoho was appointed Vice President of Engineering of Allmarine on August 29, 2007.  Mr. Yoho has served as BAXL’s Vice President of Engineering since November 2005.  Prior thereto from 2003 to 2005, he was BAXL’s Director of Systems Integration and from 1999 to 2003 he was a Test Engineering Manager.  Mr. Yoho has over 25 years experience in the field of communications specializing in engineering management. Prior to joining BAXL, Mr. Yoho was the project manger for the concurrent engineering department at General DataComm Communication, where he was responsible for developing integrated product diagnostics to accommodate the company’s automated manufacturing process.  He holds an associate degree in electrical engineering from Fairfield University and a bachelor degree in computer science from Western Connecticut State University.

Eric Vold, Senior Vice President of Global Sales

Eric Vold was appointed Vice President of Global Sales of Allmarine on August 29, 2007.  Mr. Vold has served as BAXL’s Vice President of Global Sales since 2006.  From 2004 to 2006, Mr. Vold was the VP Sales of CheckFree Corporation where he was in charge of new business development and helped Fortune 500 Corporations develop and implement electronic billing strategies.  Mr. Vold has over 17 years of sales and leadership experience in the voice, data and software industries. He has held various leadership positions in the software sector at Novell from 2001 - 2004, in the Internet and broadband sector from at Globix Corporation from 2000 – 2001, in the CLEC sector at Teleglobe Communications from 2000 – 2001, at Espire from 1996 – 1998 and Intermedia Communications from 1994-1996. Within these organizations, Mr. Vold was instrumental in developing and implementing comprehensive sales and market strategies. He graduated from Florida State University with a degree in Economics.

James Toman, Secretary

James Toman was appointed Secretary of Allmarine on August 29, 2007.  Mr. Toman has served as BAXL’s Secretary since September 2006 and has served as BAXL’s Vice President of finance since October 1998.  Mr. Toman has over twenty-five years of experience in finance.  Mr. Toman graduated from the College of Wooster  with a B.A. and he has an M.B.A. from Columbia University.

Edward H. Arnold, Director

Mr. Arnold was elected a director of Allmarine on August 29, 2007.  Edward H. Arnold earned a B.A. degree in accounting from Notre Dame University in 1961.  In 1972 he was elected a Director of New Penn Motor Express, Inc., and became President of the Company in 1974.  Mr. Arnold became Chairman, President and CEO of Arnold Industries in 1983.  In 2001 Arnold Industries was sold and Arnold Logistics became an independent/separate entity for which Mr. Arnold remained Owner and CEO.  Mr. Arnold served on the Boards of the American Trucking Association (past VP at Large), Regular Common Carrier Conference (past Chairman of the Board), Middle Atlantic Conference (past Chairman), Trucking Management, Inc., Good Samaritan Hospital (past Chairman), Lebanon Community Library (President of the Board) and Lebanon Valley College (Chairman of the Investment Committee; Member of the Board of Trustees; Executive Committee and Strategic Planning Committee).  He is a past Director of the United Way—Lebanon County, Lebanon County Workshop, Lancaster/Lebanon Boy Scout Council and Lebanon County Chamber of Commerce.  Mr. Arnold received a Doctor of Humane Letters Honorary Degree from Lebanon Valley College in 1987.

Election of Directors and Officers

Holders of our Common Stock are entitled to one (1) vote for each share held on all matters submitted to a vote of the stockholders, including the election of directors. Cumulative voting with respect to the election of directors is not permitted by our Articles of Incorporation.

Our Board of Directors shall be elected at the annual meeting of the shareholders or at a special meeting called for that purpose. Each director shall hold office until the next annual meeting of shareholders and until the director’s successor is elected and qualified. If a vacancy on the Board of Directors, including a vacancy resulting from an increase in the number of directors then the shareholders may fill the vacancy at the next annual meeting or at a special meeting called for the purpose, or the Board of Directors may fill such vacancy.

Compensation of Directors

Each member of our board of directors who is not an employee of Allmarine (a “non-employee director”) will receive an annual retainer in cash and/or shares of our Common Stock as determined by the board of directors and all directors will be reimbursed for costs and expenses related to attending meetings of the board of directors.

Our employee directors will not receive any additional compensation for serving on our board of directors or any committee of our board of directors, and non-employee directors will not receive any compensation from us other than the retainer, attendance fees and stock options grants described above.

EXECUTIVE COMPENSATION

We have not paid salaries to our former officers, but on May 24, 2005, we issued Michael Chavez, our former President, Chief Executive Officer, Secretary, Treasurer and Director 270,000 shares of our restricted common stock, valued at $2,700, in consideration for services he had provided to us.  Effective as of the initial closing of the Offering and the Merger, the executive officers of BAXL were appointed as our executive officers.  The following table sets forth certain information concerning all cash and non-cash compensation awarded to, earned by or paid by BAXL to its Chief Executive Officer (our Principal Executive Officer) and each of BAXL’s two most highly compensated executive officers (each a "Named Executive Officer") for its fiscal years ended December 31, 2006 and 2005.

Name and Principal Position	Year	Salary ($)	Total ($)
Gus Bottazzi, President and Chief Executive Officer	2005	39,615*	39,615*
	2006	148,697	148,697
Mary Brandon Chief Operating Officer	2005	98,725	98,725
	2006	102,417	102,417
Les Yoho Vice President Engineering	2005	89,104	89,104
	2006	106,492	106,492

* Mr. Bottazzi became President and Chief Executive Officer of BAXL in October 2005.

Employment Agreements

We have not entered into employment agreements with our executive officers as of the date of this Current Report on Form 8-K.  We intend to enter into employment agreements and are negotiating agreements with Mr. Bottazzi, Ms. Mary Brandon, Mr. Van Rossum, Mr. Vold and Mr. Yoho.  No assurance can be given when, if ever, such agreements will be entered into or the terms thereof.  We expect that such agreements could include bonuses, severance fees and other material items.

We may also issue to our officers and directors stock options on terms and conditions to be determined by our board of directors or designated committee.

Compensation of Directors

We did not provide our former directors with any separate consideration other than the compensation they were paid as our executive officers (if any), for their service on our board of directors.  We currently do not intend to provide our new directors with any separate consideration other than the compensation paid to them as our executive officers (if any), for their service on our board of directors.  However; our board of directors reserves the right in the future to award the members of the board of directors cash or stock based consideration for services to us, which awards, if granted shall be in the sole determination of the board of directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table shows information about securities authorized for issuance under our equity compensation plans as of August 31, 2007:

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)	Weighted- average exercise price of outstanding (b)	Number of Securities remaining for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,530,000	N/A	2,530,000*
Equity compensation plans not approved by security holders	0	0	0
Total	2,530,000	N/A	2,530,000

* Represents shares issuable under the 2007 Stock Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a Stock Purchase Agreement dated as of April 17, 2007, between Mastodon and Allmarine (the “Mastodon SPA”), Mastodon acquired from us 1,005,000 shares of our Common Stock for consideration of $1,050, which as of immediately prior to the initial closing of the Offering and the Merger, equaled  approximately 50% of our then total issued and outstanding common stock.  All 1,005,000 shares were held in escrow pending the closing of the Merger and the initial closing of the Offering.  After the initial closing of the Offering, out of such 1,005,000 shares, Mastodon sold (i) 229,500 shares to W Capital Partners at par value as partial consideration for a $344,250 principal amount loan that W Capital Partners provided to Mastodon and (ii) 76,500 shares to Bruce Nakfoor at par value as partial consideration for a $114,750 principal amount loan provided to Mastodon, leaving Mastodon with 699,000 shares of common stock.

Pursuant to a Stock Purchase Agreement dated as of April 17, 2007, between MV Equity Partners, Michael Chavez, Arthur Stone and David Love (the “MV Equity SPA”), MV Equity Partners acquired 170,000 shares of our Common Stock from each of Mr. Stone, Mr. Chavez and Mr. Loev for an aggregate purchase price of $450,000 ($0.88) per share, $50,000 of which was paid upon execution of the MV Equity SPA with the balance payable upon the initial closing of the Offering.  As a result of the acquisition, MV Equity Partners was the owner of 510,000 shares of our common stock, which equaled approximately 25% of our total issued and outstanding common stock prior to the closing of the Merger and the initial closing of the Offering.

Pursuant to the Merger Agreement, redeemed (the “Redemption”) 510,000 shares of our Common Stock from MV Equity Partners for $665,550 ($1.30 per share) using the net proceeds of the initial closing of the Offering.

Mastodon and MV Equity Partners are affiliated entities and prior to the initial closing of the Offering and the closing of the Merger, they owned, in the aggregate, approximately 75% of our issued and outstanding shares of common stock.  Following the initial closing of the Offering and the Merger, the Redemption and the sales by Mastodon described above, they own 4.7% of our Common Stock.

On May 24, 2007, Mastodon advanced BAXL $100,000 in order to allow BAXL to meet payroll obligations and short term capital needs.  BAXL repaid the $100,000 on May 31, 2007 out of the proceeds of a sale of its 12% Notes in May 2007.

Pursuant to an agreement between BAXL and Mastodon Ventures, Inc. (“Mastodon”) dated August 25, 2006, as amended May 29, 2007 (the “Mastodon Agreement”), upon the initial closing of the Offering and the Merger, Mastodon received a fee of $950,000 (the “M&A Fee”) and five (5) year warrants to purchase up to an aggregate of 565,000 shares of our Common Stock at an exercise price of $1.88 per share for consulting services related to the Merger.   The M&A Fee was paid to Mastodon out of the net proceeds of the Offering.

On May 24, 2005, we issued an aggregate of 9,000,000 shares (900,000 shares after the reverse 1-for-10 stock split) of our restricted common stock as follows:

•

2,700,000 shares (270,000 shares after the reverse 1-for-10 stock split) of restricted Common Stock to Michael Chavez, our former Chief Executive Officer, President, Treasurer, Secretary and Director in consideration for services rendered to it in connection with his positions as Chief Executive Officer, President, Treasurer, Secretary and Director;

•

2,700,000 shares (270,000 shares after the reverse 1-for-10 stock split) of our restricted common stock to Arthur Stone, our former Vice President and Director in consideration for consulting services he rendered to us in connection with marketing, planning and identification and introduction to strategic partners;

•

2,700,000 shares (270,000 shares after the reverse 1-for-10 stock split) of our restricted common stock and five (5) year warrants to purchase up to 125,000 (12,500 shares after the reverse 1-for-10 stock split) shares of our Common Stock at an exercise price of $0.025 ($0.25 after the reverse 1-for-10 stock split) per share to our former attorney, David M. Loev, in consideration for legal services rendered to us in connection with a prior private placement and our Registration Statement on Form SB-2; and

•

900,000 shares (90,000 shares after the reverse 1-for-10 stock split) of our restricted common stock to Chris Warren, the president of Philtex Consultants Corporation in consideration for consulting services rendered to us in connection with the registration of shipping vessels and with providing maritime services in the Americas.

The 9,000,000 shares (900,000 shares after the reverse 1-for-10 stock split) of our Common Stock issued to Messrs. Chavez, Stone, Loev and Warren were valued at $9,000 or $0.001 per share.

We entered into a marketing agreement with Philtex Consultants Corporation ("Philtex"), dated August 15, 2005 as amended by Amendment 1, dated February 22, 2006.  Chris Warren is the President of Philtex and at the time we entered into the agreement, he was the holder of 900,000 shares of our common stock, representing approximately 9% of our then issued and outstanding common stock.  The Marketing Agreement has a term of three (3) years and shall automatically renew for additional one year terms unless terminated earlier by written notice from either party with or without cause.  Since our business going forward will be that of BAXL’s, a notice of termination dated August 28, 2007 was sent to Philtex terminating the Marketing Agreement.

Pursuant to an engagement agreement between us and our then legal counsel, David M. Loev, we issued to Mr. Loev 270,000 shares of our common stock, warrants to purchase 12,500 shares of our Common Stock at $0.25 per share, and agreed to pay Mr. Loev $25,000 for legal work.  We paid Mr. Loev $10,000 during 2005 and on February 22, 2005, effective as of May 13, 2005, issued a Promissory Note to Mr. Loev to evidence the remaining $15,000 that we owed to Mr. Loev.  The note bears interest at seven percent (7.0%) per annum and is payable monthly in arrears.  In April 2007, we paid Mr. Loev $10,000 of the outstanding principal amount of the note, leaving $5,000 (not including any accrued and unpaid interest).  In connection with the closing of the Merger, we paid Mr. Loev $55,000.

DESCRIPTION OF SECURITIES

On March 5, 2007, we filed a certificate of amendment to our Articles of Incorporation for the purpose of effecting a reverse 1 for 10 stock split of our issued and outstanding common stock.  The reverse stock split became effective with the Over-The-Counter Bulletin Board on March 23, 2007, resulting in our having issued and outstanding 995,000 shares of common stock.

Our total authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share and 10,000,000 shares of preferred stock, par value $0.001 per share.  After the initial closing of the Offering, the Merger and the completion of the Redemption, we had 15,285,150 shares of common stock will issued and outstanding.  There are no shares of preferred stock issued or outstanding.

The following description of our capital stock does not purport to be complete and is subject to and qualified by our Articles of Incorporation, as amended, and bylaws, and by the provisions of applicable Nevada law.

Common Stock

The holders of outstanding shares of our Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. Holders of our Common Stock are not entitled to pre-emptive rights and are not subject to conversion or redemption. Upon our liquidation, dissolution or winding up, the assets legally available for distribution to stockholders are distributable ratably among the holders of our Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more class or series.  Each class or series of preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions, as shall be stated in resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the board of directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

The issuance of shares of preferred stock could adversely affect the rights of the holders of our Common Stock and, therefore, reduce the value of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of our Common Stock until the board of directors determines the specific rights of the holders of the preferred stock. However, these effects may include:

•

Restricting dividends on our common stock;

•

Diluting the voting power of our common stock;

•

Impairing the liquidation rights of our common stock; and

•

Delaying or preventing a change in control of our company without further action by the stockholders.

Risks associated with the issuance of such preferred stock is disclosed under the section entitled "Risk Factors," described above.

BAXL Bridge Financings

During the period from December 2006 through February 2007, BAXL issued (the “2007 Bridge Financing”) in a private transaction, $3,500,000 aggregate principal amount of 12% Convertible Secured Notes (the “12% Notes”) and warrants, which upon the closing of the Merger, became exercisable to purchase up to 796,056 shares of our Common Stock (the “Bridge Warrants”).  Pursuant to the terms of the 12% Notes and the Merger Agreement, effective at the closing of the Merger, the 12% Notes converted to 5,307,037 shares of our common stock.  In connection with the 2007 Bridge Financing, BAXL paid to agents participating in the offering (i) a cash fee of approximately $233,870 and, (ii) warrants, which upon the closing of the Merger, were exercisable to purchase up to 409,173 shares of our common stock.

In April 2007, BAXL issued (the “April Bridge Financing”) $500,000 aggregate principal amount of 12% Non-Convertible Subordinated Promissory Notes (the “12% Non-Convertible Notes”) and the rights to acquire upon the closing of the Merger warrants to purchase up to 50,000 shares of our Common Stock (the “Subordinated Note Warrants”).    In connection with the April Bridge Financing, BAXL paid to agents participating in the offering (i) a cash fee of approximately $65,000 and (ii) warrants, which upon the closing of the Merger, were exercisable to purchase up to 50,000 shares of our common stock.

In May 2007, BAXL issued (the “ May Bridge Financing ”) an additional $400,000 aggregate principal amount of 12% Non-Convertible Notes and the rights to acquire upon the closing of the Merger, warrants to purchase up to 40,000 shares of our common stock.  The subordinated notes issued in the May Bridge Financing were paid in full on or about the Merger closing.

In July and August 2007, BAXL issued (the “ August Bridge Financing ”) an additional $1,005,000 aggregate principal amount of 12% Non-Convertible Notes and the rights to acquire upon the closing of the Merger, warrants to purchase up to an additional 230,500 shares of our common stock.

All $1,905,000 principal amount of the 12% Non-Convertible Notes, plus accrued and unpaid interests of $45,237, were paid in full on or about the Merger closing.

Warrants

On August 8, 2005, we granted David M. Loev, our attorney, warrants to purchase up to 125,000 shares (12,500 shares after the reverse 1-for-10 stock split) of our Common Stock at an exercise price of $0.025 ($0.25 after the reverse 1-for-10 stock split) per share. The warrants are valid for a period of five (5) years from the date of issuance and contain a cashless exercise provision.

In connection with the Offering, we issued to selling agents, as compensation for their services, Agent Warrants to purchase 647,450 shares of our common stock.  The Agent Warrants have an exercise price of $1.88 per share and are exercisable for a period of five (5) years after the date of issuance and contain a cashless exercise provision.

In connection with BAXL’s 2007 Bridge Financing, BAXL issued to purchasers of the 12% Notes, the Bridge Warrants to purchase up to an aggregate of 796,056 shares of Common Stock at an exercise price of $1.88 per share.  The Bridge Warrants are exercisable for a period of five (5) years from the date of issuance.  In addition, BAXL issued to agents participating in its 2007 Bridge Financing agent warrants (the “Agent Bridge Warrants”) to purchase up to an aggregate of 409,173 shares of Common Stock at an exercise price of $1.88 per share.  The Agent Bridge Warrants are exercisable for a period of five (5) years from the date of issuance.

In connection with the April Bridge Financing and May Bridge Financing , BAXL issued to purchasers of its 12% Non-Convertible Notes, the right to receive Subordinated Note Warrants upon the Closing of the Offering to purchase up to a n aggregate of 90,000 shares of Common Stock at an exercise price of $1.88 per share. The Subordinated Note Warrants are exercisable for a period of five (5) years from the date of issuance.  In addition, BAXL agreed to issue to agents participating in its April Bridge Financing agent warrants (the “Agent April Bridge Warrants”) to purchase up to an aggregate of 50,000 shares of Common Stock at an exercise price of $1.88 per share.  The Agent Bridge Warrants are exercisable for a period of five (5) years from the date of issuance.

In connection with the August Bridge Financing, BAXL issued to purchasers warrants to purchase up to 230,500 shares of our common stock.  The warrants are exercisable for a period of five (5) years from the date of issuance at an exercise price of $1.88 per share.

Pursuant to the Mastodon Agreement, Mastodon received warrants to purchase up to 565,000 shares of our Common Stock at an exercise price of $1.88 (the “Mastodon Warrants”).  The Mastodon Warrants shall be exercisable for a period of five (5) years from the date of the Initial Closing of the Offering.

Prior to the initial closing of the Offering and the Merger, BAXL had outstanding warrants to purchase approximately 48,788,382 shares of BAXL common stock at a weighted average exercise price of approximately $0.071 per share.  Such warrants expire at various times from April 2009 to March 2012.  Pursuant to the terms of the Merger Agreement, effective as of the initial closing of the Offering and the Merger, such warrants became exercisable to purchase up to approximately 450,000 shares of our Common Stock.

Options

Prior to the initial closing of the Offering and the Merger, we had no options to purchase our Common Stock outstanding.

Prior to the initial closing of the Offering and the Merger, BAXL had options to purchase up to 25,408 shares of its common stock outstanding.  Pursuant to the terms of the Merger Agreement, effective as of the initial closing of the Offering and the Merger, such options became exercisable to purchase up to approximately 234 shares of our Common Stock.

Prior to the initial closing of the Offering and the Merger, our board of directors and a majority of our shareholders approved the Allmarine 2007 Incentive Stock Plan (the “Plan”).   The Plan will provide for the grant of incentive stock options, non-statutory stock options and restricted stock awards.  The number of shares of our Common Stock that will be reserved for issuance under the Plan will be 2,530,000 shares.

Anti-Dilution Protection

For a period of eighteen months following the final Closing of the Offering (the “ Anti-Dilution Period ”), the purchasers of our Common Stock in the Offering were granted anti-dilution protection.  If during the Anti-Dilution Period, we sell or reserve for issuance Additional Shares (as defined below) of our Common Stock at a per share price less than $1.50 per share (a “ Down Round Financing ”), then promptly after a sale of Additional Shares, we will issue to each purchaser of shares of our Common Stock in the Offering that are still holders of shares of our Common Stock acquired in the Offering at the time of a sale of Additional Shares (each a “ Holder ”), that number of shares of Common Stock, rounded down to the nearest whole share, equal to the difference between (i) the aggregate purchase price paid by each such Holder for Common Stock purchased in this Offering divided by the Weighted Average Adjusted Price (as defined below), less (ii) the number of Shares of our Common Stock actually purchased in the Offering by such Holder.

For purposes hereof, “Additional Shares” shall mean shares of our Common Stock sold for cash for a price per share of less than $1.50 per share excluding, any shares of Common Stock (i) issued in connection with any merger, acquisition, business combination, joint ventures and/or technology and/or product acquisitions by us and/or any of our subsidiaries, (ii) issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financing or similar transactions; (iii) issued upon exercise of any options, warrants or rights to purchase any of our securities or upon conversion of any convertible securities outstanding as of the final Closing of the Offering; (iv) issuable as dividends and/or interest payments; (v) issued in an underwritten public offering; (vi) issuances of our Common Stock pursuant to s tock options or warrants issued to our employees, consultants, officers or directors pursuant to stock purchase or stock option plans approved by our board of directors; and (vi) common stock issued to holders of BAXL Securities in connection with Merger.

For each Down Round Financing during the Anti-Dilution Period, the “Weighted Average Adjusted Price” shall equal the quotient obtained by dividing (i) an amount equal to the sum of the aggregate purchase price of all of the shares of our Common Stock sold in the Offering plus the aggregate consideration received by us for such Additional Shares issued during the Anti-Dilution Period; by (ii) an amount equal to the sum of the aggregate number of shares of our Common Stock sold in the Offering plus the aggregate number of Additional Shares, provided, however, that in the event of a Down Round Financing involving the issuance or reservation of Additional Shares at a price below $1.00 per share, the determination of the Weighted Average Adjusted Price shall be calculated as of such Down Round Financing was conducted at a price of $1.00 per share.

Potential Rescission Rights Related to Prior Securities Offerings

BAXL believes that if it were required to offer rescission to all investors to whom BAXL had sold securities in violation of State securities laws, its maximum liability, excluding interest and penalties could be as much as $14 million, however BAXL has obtained from five (5) prior investors executed letters pursuant to which such persons waived their respective rescission rights, and, as result, BAXL estimates the amount of its rescission liability to be approximately $1 million (excluding interest and penalties).

Transfer Agent and Registrar

Our transfer agent and registrar is Registrar & Transfer Company, 10 Commerce Drive, Cranford, NJ 07016.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

Our shares are currently trading on the OTC Bulletin Board under the stock symbol “ALMN.” Our shares were first quoted on the OTC Bulletin Board in August 2006. The high and the low trades for our shares for each quarter of actual trading were:

QUARTER	HIGH ($)	LOW ($)
Period from July 1, 2007 to August 31, 2007	$2.00	$2.80
Period from April 1, 2007 to June 30, 2007	$2.75	$1.01
Period from January 1, 2007 to March 31, 2007	$5.10	$1.01
Period from September 30, 2006 to December 31, 2006	$5.10	$5.10
Period from June 30, 2006 to September 30, 2006	$5.10	$5.10
Period from April 1, 2006 to June 30, 2006	$5.10	$5.10
Period from January 1, 2006 to March 31, 2006	$5.10	$5.10

The trades reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

The last sale price for our Common Stock on August 31, 2007, was $2.49.  Because of the low volume of trading of our common stock, however, investors should not view this, or the table above, as a reflection of the value of our common stock, which value is substantially lower.  The market price of our Common Stock increased substantially after the Merger with BAXL was disclosed.  Consequently, much of the current value of our Common Stock is tied to speculation about the value of the Merger with BAXL and the associated financing.  In addition, as a result of the Merger and the associated financing, the value of our Common Stock will depend upon the value of our only asset, the business and assets of BAXL.  BAXL was a private company whose business, assets and financial performance had not been disclosed to the public, prior to this Current Report on Form 8-K.

Holders of Common Stock

As of August 31, 2007 after the closing of the Merger and the Offering, there were approximately 275 holders of record of our common stock.

Dividends

We have neither declared nor paid any cash dividends on our capital stock and do not anticipate paying cash dividends in the foreseeable future.  We have had no revenue or earnings.  Our current policy is that if we were to generate revenue and earnings we would retain any earnings in order to finance our operations. Our board of directors will determine future declaration and payment of dividends, if any, in light of the then-current conditions they deem relevant and in accordance with applicable corporate law.

Recent Sales of Unregistered Securities.

In the Merger, we issued 7,581,481 shares of our Common Stock and five (5) year warrants to purchase up to 796,056 shares of our Common Stock and an exercise price of $1.88 per share. In addition, we issued five (5) year warrants to purchase up to 409,173 shares of our Common Stock at an exercise price of $1.88 per share to agents that participated in Baxl’s 2007 Bridge Financing.  The shares of our Common Stock issued in the Merger were issued in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act of 1933, as amended (the “Securities Act”) and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.

On or about the time of the closing of the Merger, we completed the sale of 5,649,669 shares of Common Stock in a private placement to accredited investors pursuant to the terms of a Confidential Private Placement Memorandum, dated May 31, 2007 (the “Offering”).  We received gross proceeds of $8,474,504 from the sale of these shares.

The Offering was made solely to “accredited investors,” as that term is defined in Regulation D under the Securities Act. None of the shares of our Common Stock were registered under the Securities Act, or the securities laws of any state, and were offered and sold in reliance on the exemption from registration afforded by Section 4(2) and Regulation D (Rule 506) under the Securities Act and corresponding provisions of state securities laws, which exempts transactions by an issuer not involving any public offering.  We made this determination based on the representations of the persons obtaining such securities which included, in pertinent part, that such persons were “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, and that such persons were acquiring such securities for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution, and that each such persons understood such securities may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

In connection with the Offering, we paid an aggregate cash fee of $995,045, to selling agents and issued 5-year warrants to purchase up to 647,450 shares of our Common Stock at an exercise price of $1.88 per share.

Pursuant to a Stock Purchase Agreement, dated April 17, 2007, between us and Mastodon Ventures, Inc., we sold 1,005,000 shares of our Common Stock for aggregate consideration of $1,050 (or $0.001 per share).  Such shares were issued in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act.

Indemnification of Directors and Officers.

The Nevada Revised Statutes and our Articles of Incorporation allow us to indemnify our officers and directors from certain liabilities and our Bylaws provide that we shall indemnify our (i) present or former directors, advisory directors or officers, (ii) any person who while serving in any of the capacities referred to in clause (i) who served at our request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) our board of directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) (each an "Indemnitee").

Our Bylaws provide that we shall indemnify an Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any proceeding in which he was, is or is threatened to be named as defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, if it is determined that the Indemnitee (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his official capacity, that his conduct was in our best interests and, in all other cases, that his conduct was at least not opposed to our best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to us or is found liable on the basis that personal benefit was improperly received by the Indemnitee, the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the proceeding and (ii) shall not be made in respect of any proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his duty to us.

Except as provided above, our Bylaws provide that no indemnification shall be made in respect to any proceeding in which such Indemnitee has been (a) found liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the Indemnitee's official capacity, or (b) found liable to us. The termination of any proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a) or (b) above. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall, include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee. The indemnification provided shall be applicable whether or not negligence or gross negligence of the Indemnitee is alleged or proven.

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to our Articles of Incorporation, Bylaws, the Nevada Revised Statutes, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

DESCRIPTION OF THE MERGER

The Merger Agreement was approved by BAXL’s board of directors by written consent dated May 21, 2007 and was approved by the written consent of a majority of the holders of BAXL common stock and preferred stock voting as separate classes. The Merger Agreement was approved by our board of directors by written consent dated May 21, 2007 and by the Board of Directors of AAC and the sole shareholder of AAC, by written consents each dated May 25, 2007.   On May 29, 2007, we filed with the SEC a current report on Form 8-K relating to the execution of the Merger Agreement.

BAXL Preferred Stock Conversion

Effective as of the closing of the Merger, all issued and outstanding shares of BAXL Series A-1 Preferred Stock and Series B-1 Preferred Stock (collectively, the “BAXL Preferred Shares”) converted into shares of BAXL common stock (the “Conversion Shares”).

BAXL Common Stock Conversion

Effective as of the closing of the Merger, each share of BAXL common stock, including all Conversion Shares (collectively, the “BAXL Common Stock”) issued and outstanding immediately prior to the closing of the Merger were canceled, extinguished and automatically converted into the right to receive 0.00921340 shares of our Common Stock for each share of BAXL common stock, which equaled, in the aggregate 2,274,444 shares of our common stock.

BAXL 2007 Bridge Financing

Effective as of the closing of the Merger, BAXL’s 12% Notes issued in the 2007 Bridge Financing converted to 5,307,037 shares of our common stock.

BAXL Warrants and Options Conversion

Immediately prior to the closing of the Merger, BAXL had outstanding warrants to purchase up to approximately 48,788,382 shares of BAXL common stock at a weighted average exercise price of approximately $0.071 per share.  Such warrants expire at various times from April 2009 to March 2012.  Effective as of the closing of the Merger, such warrants became exercisable to purchase up to approximately 450,000 shares of our common stock.

Options

Immediately prior to the Merger, we had no options to purchase our Common Stock outstanding and BAXL had options to purchase up to 25,408 shares of its common stock outstanding.  Effective as of the closing of the Merger, such options became exercisable to purchase up to approximately 234 shares of our common stock.

Merger Consideration

As consideration for the Merger, we issued an aggregate of 7,581,481 restricted shares of Common Stock (the “Merger Shares”) to holders of BAXL securities as follows:

•

2,274,444 shares of Common Stock shall be issued to the holders BAXL common stock (including the shares of common stock issued upon conversion of the BAXL Preferred Shares).

•

5,307,037 shares of Common Stock shall be issued to holders of 12% Notes upon conversion of the 12% Notes.

Lock-Up Agreement

Prior to the closing of the Merger, the holders owning approximately seventy-one (71%) percent of the 2,274,444 shares of Common Stock to be issued to the holders of BAXL common stock and Conversion Shares in the Merger entered into Lock-Up Agreements pursuant to which such holders agreed not to sell or transfer shares of our Common Stock received in connection with the Merger until the earlier to occur of one (1) year from the closing of the Merger and (ii) nine (9) months after the SEC declares the registration statement covering the resale of such shares effective.

Item 3.02 Unregistered Sale of Equity Securities.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure made under Item 2.01 of this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the closing of the Merger, effective upon the completion of the Merger, Mr. Arthur Stone and Michael Chavez resigned as our directors and from all offices they held with us.  In addition, effective immediately upon the closing of the Merger, Gus Bottazzi was appointed chairman of the board of directors, president and chief executive officer; Mary Brandon was appointed our chief operating officer; David Van Rossum was appointed our chief financial officer; Les Yoho was appointed our Vice President of Engineering; Eric Vold was appointed our Vice President of Global Sales, James Toman was appointed our Secretary and Edward Arnold was appointed a director.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under the heading “Directors and Executive Officers” under Item 2.01 of this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a)

Immediately prior to the closing of the Merger, our board of directors and the holders of a majority of our outstanding shares of Common Stock approved an amendment to our certificate of incorporation to change our name from Allmarine Consultants Corporation to BAXL Holdings, Inc.  The certificate of amendment was filed in Nevada on September 4, 2007 and the effective date of the amendment is September 24, 2007.

(b)

Immediately following the closing of the Merger, our board of directors determined to change our year-end from May 31 to December 31 in order to coincide with the fiscal year of BAXL.  The transition report covering the transition period from December 31, 2006 to May 31, 2007 will be filed on Form 10-QSB.

Item 8.01 Other Events.

In connection with the closing of the Merger, Allmarine relocated its corporate headquarters from 8601 RR 2222 Building 1, Suite 210, Austin, Texas 78730 to 6 Berkshire Boulevard, Bethel, Connecticut 06801.

The foregoing descriptions of the Merger Agreement and the other agreements relating to the Merger and the Offering (the “Transaction Documents”) in this Current Report on Form 8-K are qualified in their entirety by the full text of such agreements which are attached as exhibits to this Current Report and are incorporated herein by reference.  The Transaction Documents attached hereto to provide investors with information regarding their terms and are not intended to provide any other factual information about the parties to such agreements. The Transaction Documents each contain representations and warranties that the parties to such agreements made to and solely for the benefit of the other parties to such agreements. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the respective date of the Transaction Documents.  In addition, the Transaction Documents are modified by any applicable underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the Transaction Documents, which subsequent information may or may not be fully reflected in our public disclosures.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

BAXL’s audited financial statements for the fiscal years ended December 31, 2006 and 2005 are filed as Exhibit 99.1 to this Current Report on Form 8-K and BAXL’s unaudited financial statements for the interim period ended June 30, 2007 and 2006, are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(b) Pro-Forma Financial Information.

Pro forma information for Allmarine reflecting the Merger are filed as Exhibit 99.3 to this Current Report on Form 8-K.

(d)  Exhibits.

Exhibit Number	Exhibit Description
3.1	Articles of Incorporation (1)
3.1(a)	Amendment to Articles of incorporation (3)
3.2	By-Laws (2)
10.1	Stock Purchase Agreement dated April 17, 2007, between Mastodon Ventures, Inc. and Allmarine Consultants Corporation (4)
10.2	Stock Purchase Agreement, dated as of April 17, 2007 between MV Equity Partners, Michael Chavez, David Loev and Arthur Stone (4)
10.3

Agreement and Plan of Merger, dated as of May 25, 2007 by and between Allmarine, Allmarine Acquisition Corporation and BAXL Technologies, Inc. (Nonmaterial schedules and exhibits identified in the Agreement and Plan of Merger have been omitted pursuant to Item 601b.2 of Regulation S-B. Allmarine Consultants Corporation agrees to furnish supplementally to the Commission upon request by the Commission a copy of any omitted schedule or exhibit.) (5)

10.4	Form of Registration Rights Agreement*
10.5	2007 Stock Incentive Plan*
99.1	BAXL’s audited financial statements for the fiscal years ended December 31, 2006 and 2005 *
99.2	BAXL’s unaudited financial statements for the interim period ended June 30, 2006 and 2005 *
99.3	Pro forma Financial Statements*

(1) Filed as an exhibit to our Form SB-2 Registration Statement, filed on December 20, 2005 and incorporated herein by reference.

(2) Filed as an exhibit to our amended Form SB-2 Registration Statement, filed on March 1, 2006, and incorporated herein by reference.

(3) Filed as an exhibit to our Current Report on Form 8-K, filed on March 22, 2007, and incorporated herein by reference.

(4) Filed as an exhibit to our Quarterly Report on Form 10-QSB, filed on April 23, 2007, and incorporated herein by reference.

(5) Filed as an exhibit to our Current Report on Form 8-K, filed on May 29, 2007, and incorporated herein by reference.

 * Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLMARINE CONSULTANTS CORPORATION

Date: September 5, 2007	By:	/s/ Gus Bottazzi
Gus Bottazzi
President and Chief Executive Officer